UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

WHITNEY HOLDING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Louisiana	0-1026	72-6017893

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 St. Charles Avenue, New Orleans, Louisiana 70130
(Addresses of Principal Executive Offices, including Zip Code)
 (504) 586-7272
(Registrant’s Phone Number, including Area Code)
____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On May 10, 2011, Whitney Holding Corporation (“Whitney”) sent a second revised notice (the “Notice”) to the participants in the Whitney National Bank Savings Plus Plan (the “Plan”), informing them that because the merger between Whitney and Hancock Holding Corporation (“Hancock”) had been further delayed pending regulatory approval, the conversion of amounts invested under the Plan in shares of Whitney common stock in the Whitney Stock Fund into shares of Hancock common stock in the Hancock Stock Fund will also be delayed.  As a result, the temporary suspension of activity involving the Whitney Stock Fund (the “Blackout Period”) scheduled to begin at 4:00 p.m. Eastern time on May 12, 2011 and end during the week of May 22, 2011, has been postponed and is now expected to begin at 4:00 p.m. Eastern time on May 26, 2011 and end during the week of June 5, 2011.

As described in the Notice, participants in the Plan will be prevented during the Blackout Period from directing or diversifying any portion of their accounts invested in the Whitney Stock Fund.  All other activity with regard to the Plan can continue as normal, including directing investments that do not include the Whitney Stock Fund and making transfers between other investment options.

In connection with the foregoing, Whitney sent a revised notice to its directors and executive officers in accordance with Section 3.06 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction).  A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1	Notice sent to Whitney Holding Corporation Directors and Section 16 Officers regarding a Blackout Period.

LEGAL02/32549250v2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY HOLDING CORPORATION

By:          ____________________________________________
Thomas L. Callicutt, Jr.
Senior Executive Vice President and Chief
Financial Officer

Date: May 11, 2011

IMPORTANT NOTICE

To the Directors and Executive Officers of Whitney Holding Corporation, Inc.
In connection with the
Whitney National Bank Savings Plus Plan

You previously received a notice informing you that a “Plan Blackout Period” (as described below) for the Whitney National Bank Savings Plus Plan (the “Plan”) and a corresponding “Trading Prohibition” (as defined below) for Whitney directors and executive officers were scheduled to begin at 4:00 p.m. Eastern time on  May 12, 2011, in anticipation of the proposed merger between Whitney Bank and Hancock Bank, which was tentatively scheduled to close on May 14, 2011 (the “Merger”).  However, as a result of continuing delays pending the receipt of required regulatory approval, the earliest date the Merger can be completed is now May 28, 2011.  Consequently, the Plan Blackout Period has also been delayed and is now expected to begin on May 26, 2011 at 4:00 p.m. Eastern time for any participant who has a balance in the Whitney Stock Fund at that time.  The Trading Prohibition has also been delayed to coincide with the starting date of the Plan Blackout Period.  In the event the Merger is further delayed, the starting date for the Plan Blackout Period and the Trading Prohibition will also be further delayed.  You will be notified if this happens.

During the Plan Blackout Period, Plan participants invested in the Whitney Stock Fund will be temporarily unable to direct or diversity amounts invested in the Whitney Stock Fund or take loans or other withdrawals from the Plan.  If you are a participant in the Plan, you should have already received an updated notice from the Human Resources Department and Fidelity Investments informing you of the Plan Blackout Period and the change to its dates.

Whitney is required to provide this notice to you in order to comply with Section 306(a) of the Sarbanes-Oxley Act of 2002 (the “Act”), which applies to executive officers and directors of Whitney.  The purpose of this notice is to inform you that  pursuant to Section 306(a) of the Act and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction), as a director or executive officer of Whitey, you are prohibited from purchasing, selling or otherwise acquiring or transferring any Whitney Holding Corporation common stock (“Whitney Stock”) during the Plan Blackout Period and prior to the closing of the Merger, if the Whitney Stock was acquired in connection with your service or employment as a director or executive officer of Whitney (the “Trading Prohibition”).  The Trading Prohibition does not apply to the disposition of your Whitney Stock in connection with merger with Hancock Bank that will occur automatically at the time of the merger.

During the Plan Blackout Period and prior to the closing of the Merger, you may not:

•	acquire Whitney Stock if the acquisition is in connection with service or employment as a director or executive officer of Whitney; or

•	dispose of Whitney Stock if the disposition involves Whitney Stock acquired in connection with service or employment as a director or executive officer of Whitney.

The Plan Blackout Period is expected to begin at 4:00 p.m. Eastern time on May 26, 2011 and end the week of June 6, 2011.   The Trading Prohibition will begin on the same date and will apply until the date the Merger is completed, as Whitney will no longer be an issuer after such date for purposes of Regulation BTR.

If you have questions specific to the dates of the Plan Blackout Period, you should call Fidelity Investments at 1-800-835-5095 between 9:00 a.m. and 5:00 p.m. Eastern time.  The Plan blackout period is expected to last between 10 and 15 days.

If you have any questions regarding this notice, you should contact Craig Bullock, Senior Vice President and Director of Human Resources at (504) 586-3667 or cbullock@whitneybank.com.